                                                                   EXHIBIT 10.23

                                AVENUE A, INC.

                    1998 STOCK INCENTIVE COMPENSATION PLAN


                              SECTION 1.  PURPOSE

     The purpose of the Avenue A, Inc. 1998 Stock Incentive Compensation Plan (the "Plan") is to enhance the long-term shareholder value of Avenue A, Inc., a Washington corporation (the "Company"), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

                            SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

2.1  Award

     "Award" means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Stock Awards and Options, or any combination of the foregoing.

2.2  Board

     "Board" means the Board of Directors of the Company.

2.3  Cause

     "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4  Code

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5  Common Stock

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

2.6  Corporate Transaction

     "Corporate Transaction" means any of the following events:

          (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 51% of the outstanding voting securities of the surviving corporation;

          (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company; or

          (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

2.7  Disability

     "Disability" means "disability" as that term is defined for purposes of
Section 22(e)(3) of the Code.

2.8  Exchange Act

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.9  Fair Market Value

     The "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing selling price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

2.10  Good Reason

     "Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice from the Participant:

          (a) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) that, in the Participant's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities that, in the Participant's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant's employment for Cause, for Disability or as a result of his or her death, or by the Participant other than for Good Reason;

          (b) a reduction in the Participant's annual base salary;

          (c) the Successor Corporation's requiring the Participant (without the Participant's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

          (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Participant was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Participant with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

          (e) any material breach by the Successor Corporation of its obligations to the Participant under the Plan or any substantially equivalent plan of the Successor Corporation; or

          (f) any purported termination of the Participant's employment or services for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.

2.11  Grant Date

     "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

2.12  Incentive Stock Option

     "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.13  Nonqualified Stock Option

     "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.14  Option

     "Option" means the right to purchase Common Stock granted under Section 7.

2.15  Participant

     "Participant" means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant's estate, the person(s) to whom the Participant's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 10; or (c) person(s) to whom an Award has been transferred in accordance with Section 10.

2.16  Plan Administrator

     "Plan Administrator" means the Board and/or any committee of the Board designated to administer the Plan under Section 3.1.

2.17  Securities Act

     "Securities Act" means the Securities Act of 1933, as amended.

2.18  Stock Award

     "Stock Award" means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

2.19  Subsidiary

     "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.20  Successor Corporation

     "Successor Corporation" has the meaning set forth under Section 11.2.

                          SECTION 3.  ADMINISTRATION

3.1  Plan Administrator

     The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the

Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2  Administration and Interpretation by the Plan Administrator

     Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                     SECTION 4.  STOCK SUBJECT TO THE PLAN

4.1  Authorized Number of Shares

     Subject to adjustment from time to time as provided in Section 11.1, a maximum of 9,250,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2  Reuse of Shares

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan.

                            SECTION 5.  ELIGIBILITY

     Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

                              SECTION 6.  AWARDS

6.1  Form and Grant of Awards

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2  Settlement of Awards

     The Company may settle Awards through the delivery of shares of Common Stock, cash payments, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The Plan Administrator may at any time offer to buy out, for a payment in cash or Common Stock, an Award previously granted based on such terms and conditions as the Plan Administrator shall establish and communicate to the Participant at the time such offer is made.

6.3  Acquired Company Awards

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

                  SECTION 7.  TERMS AND CONDITIONS OF OPTIONS

7.1  Grant of Options

     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2  Option Exercise Price

     The exercise price for shares purchased under an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to both Incentive Stock Options and Nonqualified Stock Options. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

7.3  Term of Options

     The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date. For Incentive Stock Options, the maximum Option term shall be as specified in Sections 8.2 and 8.4.

7.4  Exercise of Options

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:


Period of Participant's Continuous Employment or
 Service With the Company or Its Subsidiaries                   Percent of Total Option
            From the Grant Date                              That Is Vested and Exercisable
-----------------------------------------------------     -----------------------------------
                    After 1 year                                           20%
               Each quarter thereafter                              an additional 6.66%
                   After 4 years                                           100%

     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5  Payment of Exercise Price

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or (b) if and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the

Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by such other consideration as the Plan Administrator may permit.

7.6  Post-Termination Exercises

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

     In case of termination of the Participant's employment or services with the Company other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Participant at the date of such termination, only (a) within one year after the date of such termination if the termination is coincident with Disability or (b) within three months after the date of such termination if the termination is for any reason other than Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Participant's death may be exercised, to the extent of the number of shares purchasable by the Participant at the date of the Participant's death, by the personal representative of the Participant's estate, the person(s) to whom the Participant's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Participant's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Participant's employment or services for Cause, the Option shall automatically terminate upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or services with the Company are suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option likewise shall be suspended during the period of investigation.

     A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

7.7  Forfeiture Conditions

     In case of (a) termination of the Participant's employment for Cause, (b) the Participant's breach of such restrictive covenants (e.g., noncompetition and confidentiality restrictions) as may apply to the Participant, or (c) the Participant's having engaged in an activity that is detrimental to the Company (including, without limitation, criminal activity or accepting employment or serving as a consultant, advisor, or in any other capacity with a competitor of the Company), the Plan Administrator may impose conditions of forfeiture on a Participant's rights with respect to an Option. Such conditions of forfeiture may include, in the discretion of the Plan Administrator, (i) suspension or cancellation of the Participant's right to exercise an Option (whether or not then otherwise exercisable) or (ii) within the period of six months following the issuance of shares of Common Stock pursuant to an Award either (y) cancellation of the shares so issued (and repayment to the Participant of the full purchase price, if any, paid for such shares) or (z) requiring the Participant to pay to the Company in cash an amount equal to the gain realized by the Participant upon exercise of such Option (measured at the date of exercise) or the receipt of such Award. Notwithstanding the foregoing, this
Section 7.7 shall be of no force and effect in the event of a Corporate Transaction.

                SECTION 8.  INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1  Dollar Limitation

     To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2  10% Shareholders

     If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with
Section 422 of the Code.

8.3  Eligible Employees

     Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

8.4  Term

     The term of an Incentive Stock Option shall not exceed 10 years.

8.5  Exercisability

     To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract. For purposes of this Section 8.5, "total disability" shall mean a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

8.6  Taxation of Incentive Stock Options

     In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

                           SECTION 9.  STOCK AWARDS

9.1  Grant of Stock Awards

     The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals) as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant's employment or service relationship.

9.2  Issuance of Shares

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3  Waiver of Restrictions

     Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

                          SECTION 10.  ASSIGNABILITY

     Awards granted under the Plan may not be assigned, pledged or transferred by the Participant other than by will or by the applicable laws of descent and distribution, and, during the Participant's lifetime, such Awards may be exercised only by the Participant or a permitted assignee or transferee of the Participant (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Participant's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

                           SECTION 11.  ADJUSTMENTS

11.1  Adjustment of Shares

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a Corporate Transaction shall not be governed by this Section 11.1 but shall be governed by Section 11.2.

11.2  Corporate Transaction

     (a) Except as otherwise provided in the instrument that evidences the Option, in the event of any Corporate Transaction, each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable.

     (b) Such Option shall not so accelerate, however, if and to the extent that such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of Option comparability shall be made by the Plan Administrator, and its determination shall be conclusive and binding. Any such Options granted to an "executive officer" (as that term is defined for purposes of Section 16 of the Exchange Act) of the Company that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event that the Participant's employment or services subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Participant voluntarily without Good Reason. Such acceleration shall not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment.

     (c) All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

11.3  Further Adjustment of Options

     Subject to Section 11.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4  Limitations

     The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                           SECTION 12.  WITHHOLDING

     The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

               SECTION 13.  REPURCHASE AND FIRST REFUSAL RIGHTS

13.1  Repurchase Rights

     The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock pursuant to the exercise of an Option.
Should the Participant cease to be employed by or provide services to the Company, then all shares of Common Stock issued upon exercise of an Option which are unvested at the time of cessation of employment or services shall be subject to repurchase at the exercise price paid for such shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator and set forth in the agreement evidencing such right.

     All of the Company's outstanding repurchase rights under this Section 13.1 are assignable by the Company at any time. Such rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (a) any such repurchase right is expressly assigned to the Successor Corporation in connection with the Corporate Transaction or (b) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

     The Plan Administrator shall have the discretionary authority, exercisable either before or after the Participant's cessation of employment or services, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Participant under an Option and thereby accelerate the vesting of such shares in whole or in part at any time.

13.2  First Refusal Rights

     Until the date on which the initial registration of the Common Stock under
Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by the holder of any shares of Common Stock issued pursuant to an Award granted under the Plan. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the agreement evidencing such right.

                         SECTION 14.  MARKET STANDOFF

     In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, a person shall not sell, or make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. The limitations of this paragraph shall in all events terminate two years after the effective date of the Company's initial public offering.
Holders of shares issued pursuant to an Award granted under the Plan shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements.

     In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 14, to the same extent the purchased shares are at such time covered by such provisions.

     In order to enforce the limitations of this Section 14, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

                SECTION 15.  AMENDMENT AND TERMINATION OF PLAN

15.1  Amendment of Plan

     The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Awards may be granted under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

15.2  Termination of Plan

     The Board may suspend or terminate the Plan at any time. The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board and approval by the shareholders.

15.3  Consent of Participant

     The amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the consent of the Participant, impair or diminish any rights or obligations under any Award theretofore granted under the Plan; provided, however, that adjustments made pursuant to Section 11 shall not be subject to these restrictions.

     Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

                      SECTION 16.  FOREIGN PARTICIPATION

     To the extent the Plan Administrator deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of this Plan, the Plan Administrator may, without amending this Plan, (a) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (b) grant Awards to such Participants in accordance with those rules.

                             SECTION 17.  GENERAL

17.1  Evidence of Awards

     Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

17.2  Continued Employment or Services; Rights in Awards

     None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of any person.

17.3  Registration

     The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

     Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

     As a condition to the exercise of an Option or the receipt of Common Stock pursuant to an Award under the Plan, the Company may require the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant's own account and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal and state securities laws.

17.4  No Rights as a Shareholder

     No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

17.5  Compliance With Laws and Regulations

     Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

17.6  No Trust or Fund

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.7  Severability

     If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

                          SECTION 18.  EFFECTIVE DATE

     The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

     Adopted by the Board on June 23, 1998 and approved by the Company's shareholders on July 13, 1998 and originally named the 1998 Stock Option Plan.

                      APPENDIX A FOR CALIFORNIA RESIDENTS
                             TO THE AVENUE A, INC.
                    1998 STOCK INCENTIVE COMPENSATION PLAN


     This Appendix to the Avenue A, Inc. 1998 Stock Incentive Compensation Plan (the "Plan") shall have application only to Participants who are residents of the State of California. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix. Notwithstanding any provision contained in the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Awards granted to residents of the State of California, until such time as the Common Stock becomes a "listed security" under the Securities Act:

     1. Nonqualified Stock Options shall have an exercise price that is not less than 85% of the Fair Market Value of the stock at the time the Option is granted, as determined by the Board, except that the exercise price shall be 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.

     2. The purchase price for any Stock Awards that may be purchased under the Plan ("Stock Purchase Rights") shall be at least 85% of the Fair Market Value of the Common Stock at the time the Participant is granted the Stock Purchase Right or at the time the purchase is consummated. Notwithstanding the foregoing, the purchase price shall be 100% of the Fair Market Value of the Common Stock at the time the Participant is granted the Stock Purchase Right or at the time the purchase is consummated in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.

     3. Options shall have a term of not more than ten years from the date the Option is granted.

     4. Awards shall be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its discretion, may permit distribution of an Option to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to "immediate family" as that term is defined in Rule 16a-1(e) of the Exchange Act.

     5. Options shall become exercisable at the rate of at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions such as continued employment. However, in the case of an Option granted to officers, directors or consultants of the Company or any of its affiliates, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its affiliates.

     6. Unless employment is terminated for Cause, the right to exercise an Option in the event of termination of employment, to the extent that the Participant is otherwise entitled to exercise an Option on the date employment terminates, shall be

               a. at least six months from the date of termination of employment if termination was caused by death or Disability; and

               b. at least 30 days from the date of termination if termination of employment was caused by other than death or Disability;

               c.  but in no event later than the remaining term of the Option.

     7. No Award may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the shareholders.

     8. Any Award exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within 12 months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.

     9. The Company shall provide annual financial statements of the Company to each California resident holding an outstanding Award under the Plan. Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.

                   PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

       Date of
      Adoption/
      Amendment/                                                            Date of Shareholder
      Adjustment                Section            Effect of Amendment           Approval
----------------------  -----------------------  -----------------------   ---------------------
Adoption by Board on                                                       July 13, 1998
6/23/98

Plan amended and                                  Added availability of    Section 4.1 and
restated by Board on                              stock awards,            California appendix
November 16, 1999                                 increased authorized     approved on _______,
                                                  shares to 5,000,000      1999
                                                  and added California
                                                  appendix

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